UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 15, 2018
____________________

WAITR HOLDINGS INC.

(Exact name of registrant as specified in its charter)

____________________

Delaware	001-37788	26-3828008
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

844 Ryan Street, Suite 300, Lake Charles, Louisiana 70601

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: 1-800-661-9036

N/A
(Former name or former address, if changed since last report)

___________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Introductory Note

On November 15, 2018 (the “Closing Date”), Waitr Holdings Inc. (formerly known as Landcadia Holdings, Inc.), a Delaware corporation (the “Company”), consummated its previously announced acquisition of Waitr Incorporated, a Louisiana corporation (“Waitr”), pursuant to the Agreement and Plan of Merger, dated as of May 16, 2018 (the “Merger Agreement”), by and among the Company, Waitr Inc. (f/k/a Landcadia Merger Sub, Inc.), a Delaware corporation and wholly owned indirect subsidiary of the Company (“Merger Sub”), and Waitr. The transactions contemplated by the Merger Agreement are referred to herein as the “Business Combination.”

No stockholders elected to have their shares redeemed in connection with the Business Combination.

Upon the consummation of the Business Combination, Waitr merged with and into Merger Sub, with Merger Sub surviving the merger in accordance with the Delaware General Corporation Law as a wholly owned indirect subsidiary of the Company. In connection with the closing of the Business Combination (the “Closing”), the Company changed its name from Landcadia Holdings, Inc. to Waitr Holdings Inc. Unless the context otherwise requires, the “Company” refers to the registrant and its subsidiaries, including Waitr and its subsidiaries, after the Closing, and “Landcadia” refers to the registrant prior the Closing.

Item 1.01.	Entry into a Material Definitive Agreement.

Debt Financings

Debt Facility

Credit Agreement

On November 15, 2018, in connection with the Closing and pursuant to the previously disclosed debt commitment letter, dated October 2, 2018 (the “Debt Commitment Letter”), Merger Sub, as Borrower, entered into a Credit and Guaranty Agreement (the “Credit Agreement”) with Luxor Capital Group, LP (“Luxor Capital”), as Administrative Agent, Collateral Agent and Lead Arranger, the various lenders party thereto, Waitr Intermediate Holdings, LLC, a Delaware limited liability company (“Intermediate Holdings”), and certain subsidiaries of Merger Sub, as Guarantors. The Credit Agreement provides for a senior secured first priority term loan facility to Merger Sub in the aggregate principal amount of $25,000,000 (the “Debt Facility”).

Loans advanced under the Debt Facility will mature and be due and payable in full four years after the Closing Date, with no principal amortization payments required prior thereto. During the first 12 months following the Closing Date, Merger Sub is required to pay a prepayment premium of 5.0% of the principal amount to be prepaid in connection with (i) any prepayments (whether before or after an event of default), (ii) any payment, repayment or redemption of the obligations following an acceleration or (iii) certain bankruptcy events. Thereafter, the Debt Facility may be prepaid without penalty or premium.

Interest on borrowings under the Debt Facility accrue at a rate of 7.0% per annum, payable quarterly, in cash or, at the election of the borrower, as a payment-in-kind. Any amounts paid in kind will be added to the principal amount of the Debt Facility on such interest payment date (increasing the principal amount thereof) and will thereafter bear interest at the rate set forth above.

The Debt Facility is guaranteed by Intermediate Holdings and secured by (i) a first priority pledge of the equity interests of Merger Sub and (ii) a first priority lien on substantially all other assets of Merger Sub and Intermediate Holdings (subject to customary exceptions).

The Credit Agreement requires Merger Sub to maintain minimum consolidated liquidity (comprised of unrestricted cash of Merger Sub and its subsidiaries and unused availability under any revolving credit facilities of Merger Sub and its subsidiaries) of $15,000,000 as of the last day of each fiscal quarter.

The Credit Agreement also includes a number of customary negative covenants. Such covenants, among other things, limit or restrict the ability of each of Intermediate Holdings, Merger Sub and its subsidiaries to:

•	incur additional indebtedness and make guarantees;
•	incur liens on assets;
•	engage in mergers or consolidations or fundamental changes;
•	dispose of assets;
•	pay dividends and distributions or repurchase capital stock;
•	make investments, loans and advances, including acquisitions;
•	amend organizational documents and other material contracts;
•	enter into certain agreements that would restrict the ability to incur liens on assets;
•	repay certain junior indebtedness;
•	enter into certain transactions with affiliates;
•	enter into sale leaseback transactions; and
•	change the conduct of its business.

The aforementioned restrictions are subject to certain exceptions including (i) the ability to incur additional indebtedness, liens, investments, dividends and distributions, and prepayments of junior indebtedness subject, in each case, to compliance with certain financial metrics and/or certain other conditions and (ii) a number of other traditional exceptions that grant Merger Sub continued flexibility to operate and develop its business.

The Credit Agreement also includes customary affirmative covenants, representations and warranties and events of default.

Debt Warrants

In connection with the Debt Facility, the Company issued warrants to the lenders under the Debt Facility, exercisable for 384,615 shares of common stock (the “Debt Warrants”). The Debt Warrants became exercisable after the consummation of the Business Combination and (i) will expire four (4) years from the Closing Date, (ii) have an exercise price of $13.00 per share, and (iii) include customary anti-dilution protection, including broad-based weighted average adjustments for issuances of additional shares. Holders of the Debt Warrants have customary registration rights with respect to the shares underlying the Debt Warrants. In addition, the Company is required to repay the Debt Facility in full in the event that either (i) the registration statement for the resale of the shares of the Company’s common stock (“common stock”) underlying the Notes (as defined below) and Debt Warrants has not been filed within 30 days after the Closing Date, or (ii) such registration statement is not effective within 180 days after the Closing Date. Such repayment shall be payable within nine months after the Debt Facility becomes due.

The foregoing description of the Debt Warrants does not purport to be complete and is qualified in its entirety by the full text of the Debt Warrants, a form of which is attached hereto as Exhibit 4.4 and incorporated herein by reference. The foregoing description of the Debt Facility does not purport to be complete and is qualified in its entirety by the full text of the Credit Agreement and the Pledge and Security Agreement, dated as of November 15, 2018, by and among Merger Sub, the other Grantors party thereto, and Luxor Capital, as Collateral Agent, which are attached hereto as Exhibits 10.3 and 10.4 and are incorporated herein by reference.

Convertible Notes

On November 15, 2018, in connection with the Closing and pursuant to the Debt Commitment Letter, the Company entered into a convertible notes credit agreement (the “Convertible Notes Agreement”), pursuant to which the Company issued unsecured convertible promissory notes to Luxor Capital Partners, LP, Luxor Capital Partners Offshore Master Fund, LP, Luxor Wavefront, LP and Lugard Road Capital Master Fund, LP (collectively, the “Convertible Note Purchasers”) in the aggregate principal amount of $60,000,000 (the “Notes” and together with the Debt Facility the “Debt Financings”). The Notes bear interest at 1.0% per annum, paid quarterly in cash, and will mature four years from the date of the Closing, unless earlier converted at the election of the holder. Upon maturity, the outstanding Notes (and any accrued but unpaid interest) will be repaid in cash or converted into shares of common stock, at the holder’s election.

At any time at the holder’s election, each Note may be converted in whole or in part into shares of common stock at a rate of $13.00 per share (subject to a 9.9% conversion cap). The Notes include customary anti-dilution protection, including broad-based weighted average adjustments for issuances of additional shares, and the shares issuable upon their conversion have certain registration rights.

The Company may only prepay the Notes with the consent of the holders of at least a majority-in-interest of the outstanding Notes.

The Company’s payment obligations on the Notes are not guaranteed. The Convertible Notes Agreement contains negative covenants, affirmative covenants, representations and warranties and events of default that are substantially similar to those that are set forth in the Credit Agreement and applicable to Merger Sub (except those that relate to collateral and related security interests, which are not contained in the Convertible Notes Agreement or otherwise applicable to the Notes).

The foregoing description of the Convertible Notes Agreement and Notes does not purport to be complete and is qualified in its entirety by the full text of the Convertible Notes Agreement, a copy of which is attached hereto as Exhibit 10.5 and is incorporated herein by reference, and the full text of the Notes, a form of which is attached hereto as Exhibit 10.6 and is incorporated herein by reference.

Private Placement Warrant Exchange

In connection with the Debt Financings, Landcadia’s co-sponsors, Fertitta Entertainment, Inc. (“FEI”) and Jefferies Financial Group Inc. (“JFG” and together with FEI, the “Sponsors”), exchanged the 14,000,000 warrants purchased by them in connection with Landcadia’s initial public offering (“private placement warrants”) for 1,600,000 shares of common stock. In addition, the Company repaid FEI $1,250,000 in cash and issued to FEI 75,000 shares of common stock at the Closing in full satisfaction of FEI’s prior $1,500,000 convertible loan to the Company.

Registration Rights Agreements

Amended and Restated Registration Rights Agreement

On November 15, 2018, in connection with the Closing, the Company entered into an amended and restated registration rights agreement (the “A&R Registration Rights Agreement”) with the Sponsors and the investors named on the signature pages thereto (collectively, the “Investors”) that amends and restates that certain registration rights agreement, dated May 25, 2016, by and among Landcadia and certain of its initial investors. The A&R Registration Rights Agreement provides certain registration rights to the Investors and provides that the Company will, not later than 120 days after the Closing, file a registration statement covering (i) the shares of common stock issued at the Closing upon conversion of the shares of Landcadia’s Class F common stock (the “founder shares”), (ii) the private placement warrants (including any common stock issued or issuable upon exercise of any such private placement warrants) and (iii) the Company’s shares issued to former securityholders of Waitr (the “Waitr securityholders”) at the Closing. Subject to certain exceptions, the Company will bear all Registration Expenses (as defined in the A&R Registration Rights Agreement).

The foregoing description of the A&R Registration Rights Agreement does not purport to be complete and is qualified in its entirety by the full text of the A&R Registration Rights Agreement, the form of which is attached hereto as Exhibit 10.7 and is incorporated herein by reference.

Debt Financing Registration Rights Agreement and Side Letter

On November 15, 2018, in connection with the Closing and the Debt Financing, the Company entered into a registration rights agreement (the “Luxor Registration Rights Agreement”) with Luxor Capital and the Convertible Note Purchasers. The Luxor Registration Rights Agreement provides certain registration rights to the Convertible Note Purchasers and provides that the Company will, not later than 30 days after the Closing, file a registration statement covering (i) the Debt Warrants and the shares of common stock issuable upon conversion of the Debt Warrants and (ii) the shares of common stock issuable upon conversion of the Notes. Subject to certain exceptions, the Company will bear all Registration Expenses (as defined in the Luxor Registration Rights Agreement). The Company also entered into a letter agreement (the “Convertible Notes Side Letter”) with the Convertible Note Purchasers providing that lenders under the Convertible Notes Agreement holding Term Loan Exposure (as defined in the Convertible Notes Agreement) representing more than 50% of the aggregate Term Loan Exposure of all lenders may require the Company to (i) exchange all or any portion of their Notes for new convertible notes of the Company issued pursuant to an indenture that complies with the Trust Indenture Act of 1939, as amended, and (ii) register the resale of such new notes.

The foregoing descriptions of the Luxor Registration Rights Agreement and Convertible Notes Side Letter do not purport to be complete and are qualified in their entirety by the full text of the Luxor Registration Rights Agreement and Convertible Notes Side Letter, copies of which are attached hereto as Exhibits 10.8 and 10.9, respectively, and are incorporated herein by reference.

Employment Agreements

Christopher Meaux

On November 15, 2018, the Company entered into an employment agreement with Christopher Meaux (the “Meaux Agreement”), pursuant to which Mr. Meaux will serve as the Company’s Chief Executive Officer. The Meaux Agreement has an indefinite term that will continue until terminated in accordance with its terms. The Meaux Agreement provides for an annual salary equal to $450,000, and a target annual cash bonus equal to $450,000, based upon the attainment of certain performance metrics determined by the Company’s board of directors (the “Board”). Additionally, pursuant to the Meaux Agreement, Mr. Meaux is entitled to reimbursement of up to a maximum of $20,000 for reasonable legal fees incurred in negotiating and drafting the Meaux Agreement.

Mr. Meaux will be able to participate in the same incentive compensation and benefit plans in which other senior executives of the Company are eligible to participate. Pursuant to the Meaux Agreement, at the Closing Mr. Meaux was granted 250,000 shares of restricted stock (the “Restricted Stock Award”), subject to the terms of the Waitr Holdings Inc. 2018 Omnibus Incentive Plan (the “Incentive Plan”), which will vest in three (3) equal installments over a three-year period following the grant date.

If the Company terminates Mr. Meaux’s employment for cause (as defined in the Meaux Agreement) or if he terminates his employment without good reason (as defined in the Meaux Agreement), Mr. Meaux will be entitled to receive (i) all accrued salary through the date of termination, (ii) reimbursement of expenses properly incurred in the course of employment, and (iii) any post-employment benefits due under the terms and conditions of the Company’s benefits plans (collectively, the “Meaux Accrued Amounts”). Mr. Meaux will not be entitled to any additional amounts or benefits as the result of a termination of employment for cause or by Mr. Meaux without good reason.

If the Company terminates Mr. Meaux’s employment without cause, or if Mr. Meaux terminates his employment for good reason, Mr. Meaux will be entitled to receive (i) the Meaux Accrued Amounts, (ii) any accrued but unpaid annual bonus for the year prior to termination, (iii) 1.5 times his base salary, (iv) a pro rata portion of the annual bonus for the year of termination based on actual results and based on the number of days in the fiscal year for which he was employed to the number of days remaining in the year, (v) if Mr. Meaux timely and properly elects health continuation coverage under the Consolidated Omnibus Budget Reconciliation Act of 1985 (“COBRA”), reimbursement for 100% of the monthly COBRA premium paid by Mr. Meaux for himself and his dependents until the earlier of the date he is no longer eligible for COBRA coverage, receives such coverage under another employer’s group health plan or 18 months following the date of termination (the “COBRA Payments”), and (vi) the Restricted Stock Award will vest in full.

If Mr. Meaux’s employment is terminated by the Company without cause, or if Mr. Meaux terminates his employment for good reason, in each case, within 12 months following a “change in control” (as defined in the Incentive Plan), Mr. Meaux will be entitled to receive (i) the Meaux Accrued Amounts, (ii) 2 times his base salary, (iii) the target annual cash bonus for the year of termination, (iii) the Restricted Stock Award will vest in full, and (iv) if Mr. Meaux timely and properly elects health continuation coverage under COBRA, the COBRA Payments.

If Mr. Meaux’s employment is terminated by the Company due to his death or disability, he will be entitled to receive (i) the Meaux Accrued Amounts and (ii) any post-employment benefits due under the terms and conditions of the Company’s benefit plans. Mr. Meaux or his beneficiaries will not be entitled to any additional amounts or benefits as the result of a termination of employment due to death or disability.

Mr. Meaux’s eligibility and entitlement, if any, to each severance payment and any other payment and benefit described above is subject to the execution and non-revocation of a release of claims agreement by him.

Mr. Meaux is also subject to the general confidentiality obligations in the Meaux Agreement as well as non-compete and non-solicitation restrictions for a period of 24 months from the date of separation.

The Meaux Agreement contains “clawback” provisions that enable the Company to recoup any amounts paid to Mr. Meaux under the Meaux Agreement if so required by applicable law or any applicable securities exchange listing standards.

If amounts payable to Mr. Meaux under the Meaux Agreement exceed the amount allowed under Section 280G of the Internal Revenue Code of 1986, as amended (the “Code”), for him (thereby subjecting Mr. Meaux to an excise tax), then such payments due to Mr. Meaux will either (i) be reduced (but not below zero) so that the aggregate present value of the payments and benefits received by Mr. Meaux is $1.00 less than the amount which would otherwise cause Mr. Meaux to incur an excise tax under Section 4999 of the Code or (ii) be paid in full, whichever results in the greatest net after-tax payment to such executive.

The foregoing description of the Meaux Agreement does not purport to be complete and is qualified in its entirety by the terms and conditions of the Meaux Agreement, which is attached hereto as Exhibit 10.10 and is incorporated herein by reference.

Offer Letters

Travis Boudreaux

On November 15, 2018, the Company entered into an offer letter (the “Boudreaux Letter”) with Travis Boudreaux. Pursuant to the Boudreaux Letter, Mr. Boudreaux will serve as the Company’s Director of Software Engineering on an at-will basis. The Boudreaux Letter provides that Mr. Boudreaux will receive a base salary of $150,000 per year and will be eligible for a discretionary annual cash bonus with a target bonus opportunity equal to 60% of his base salary, based upon the attainment of performance metrics to be established, and as determined, by the Board.

Mr. Boudreaux will also be entitled to receive a stock option to purchase 50,000 shares of common stock under the Incentive Plan. Such award will be subject to the terms of the Incentive Plan and will vest in three (3) equal installments over a three-year service period following the grant date. Mr. Boudreaux will also be able to participate in all benefit plans, practices and programs maintained by the Company.

The foregoing description of the Boudreaux Letter does not purport to be complete and is qualified in its entirety by the terms and conditions of the Boudreaux Letter, which is attached hereto as Exhibit 10.11 and is incorporated herein by reference.

Manuel Rivero

On November 15, 2018, the Company entered into an offer letter (the “Rivero Letter”) with Manuel Rivero. Pursuant to the Rivero Letter, Mr. Rivero will serve as the Company’s Chief Architect on an at-will basis. The Rivero Letter provides that Mr. Rivero will receive a base salary of $150,000 per year and will be eligible for a discretionary annual cash bonus with a target bonus opportunity equal to 60% of his base salary, based upon the attainment of performance metrics to be established, and as determined, by the Board.

Mr. Rivero will also be entitled to receive a stock option to purchase 50,000 shares of common stock under the Incentive Plan. Such award will be subject to the terms of the Incentive Plan and will vest in three (3) equal installments over a three-year service period following the grant date. Mr. Rivero will also be able to participate in all benefit plans, practices and programs maintained by the Company.

The foregoing description of the Rivero Letter does not purport to be complete and is qualified in its entirety by the terms and conditions of the Rivero Letter, which is attached hereto as Exhibit 10.12 and is incorporated herein by reference.

David Pringle

On November 15, 2018, the Company entered into an offer letter (the “Pringle Letter”) with David Pringle. Pursuant to the Pringle Letter, Mr. Pringle will serve as the Company’s Chief Financial Officer on an at-will basis. The Pringle Letter provides that Mr. Pringle will receive a base salary of $310,000 per year and will be eligible for a discretionary annual cash bonus with a target bonus opportunity equal to 50% of his base salary, based upon the attainment of performance metrics to be established, and as determined, by the Board. Mr. Pringle will also be entitled to receive an equity award under the Incentive Plan with a grant date value equal to approximately $840,400, based on the closing price per share of common stock on the grant date. Fifty percent (50%) of such award will be in the form of a stock option to purchase shares of common stock and fifty percent (50%) of such award will be in the form of restricted shares of common stock and will be subject to the terms of the Incentive Plan and a written award agreement. Mr. Pringle will also be able to participate in all benefit plans, practices and programs maintained by the Company.

The foregoing description of the Pringle Letter does not purport to be complete and is qualified in its entirety by the terms and conditions of the Pringle Letter, which is attached hereto as Exhibit 10.13 and is incorporated herein by reference.

Joseph Stough

On November 15, 2018, the Company entered into an offer letter (the “Stough Letter”) with Joseph Stough. Pursuant to the Stough Letter, Mr. Stough will serve as the Company’s President and Chief Operating Officer on an at-will basis. The Stough Letter provides that Mr. Stough will receive a base salary of $325,000 per year and will be eligible for a discretionary annual cash bonus with a target bonus opportunity equal to 50% of his base salary, based upon the attainment of performance metrics to be established, and as determined, by the Board. Mr. Stough will also be entitled to receive an equity award under the Incentive Plan with a grant date value equal to approximately $860,000, based on the closing price per share of common stock on the grant date. Fifty percent (50%) of such award will be in the form of a stock option to purchase shares of common stock and fifty percent (50%) of such award will be in the form of restricted shares of common stock and will be subject to the terms of the Incentive Plan and a written award agreement. Mr. Stough will also be able to participate in all benefit plans, practices and programs maintained by the Company.

The foregoing description of the Stough Letter does not purport to be complete and is qualified in its entirety by the terms and conditions of the Stough Letter, which is attached hereto as Exhibit 10.14 and is incorporated herein by reference.

Sonny Mayugba

On November 15, 2018, the Company entered into an offer letter (the “Mayugba Letter”) with Sonny Mayugba. Pursuant to the Mayugba Letter, Mr. Mayugba will serve as the Company’s Chief Marketing Officer on an at-will basis. The Mayugba Letter provides that Mr. Mayugba will receive a base salary of $261,000 per year and will be eligible for a discretionary annual cash bonus with a target bonus opportunity equal to 50% of his base salary, based upon the attainment of performance metrics to be established, and as determined, by the Board. Mr. Mayugba will also be entitled to receive an equity award under the Incentive Plan with a grant date value equal to approximately $450,000, based on the closing price per share of common stock on the grant date. Fifty percent (50%) of such award will be in the form of a stock option to purchase shares of common stock and fifty percent (50%) of such award will be in the form of restricted shares of common stock and will be subject to the terms of the Incentive Plan and a written award agreement. Mr. Mayugba will also be able to participate in all benefit plans, practices and programs maintained by the Company.

The foregoing description of the Mayugba Letter does not purport to be complete and is qualified in its entirety by the terms and conditions of the Mayugba Letter, which is attached hereto as Exhibit 10.15 and is incorporated herein by reference.

Addison Killebrew

On November 15, 2018, the Company entered into an offer letter (the “Killebrew Letter”) with Addison Killebrew. Pursuant to the Killebrew Letter, Mr. Killebrew will serve as the Company’s Chief Innovation Officer on an at-will basis. The Killebrew Letter provides that Mr. Killebrew will receive a base salary of $205,000 per year and will be eligible for a discretionary annual cash bonus with a target bonus opportunity equal to 45% of his base salary, based upon the attainment of performance metrics to be established, and as determined, by the Board. Mr. Killebrew will also be entitled to receive an equity award under the Incentive Plan with a grant date value equal to approximately $400,000, based on the closing price per share of common stock on the grant date. Fifty percent (50%) of such award will be in the form of a stock option to purchase shares of common stock and fifty percent (50%) of such award will be in the form of restricted shares of common stock and will be subject to the terms of the Incentive Plan and a written award agreement. Mr. Killebrew will also be able to participate in all benefit plans, practices and programs maintained by the Company.

The foregoing description of the Killebrew Letter does not purport to be complete and is qualified in its entirety by the terms and conditions of the Killebrew Letter, which is attached hereto as Exhibit 10.16 and is incorporated herein by reference.

Consulting Agreements

At the Closing, each of Steven L. Scheinthal and Richard H. Liem (each, a “consultant”) entered into a consulting agreement with the Company (the “Consulting Agreements”) with a term of one year. Pursuant to the Consulting Agreements, each consultant will, at the direction of the Board or Chief Executive Officer, provide expertise, advice and assistance on such projects as reasonably requested, not to exceed 15 hours per month. In consideration of such services, the Consulting Agreements provide that each consultant will receive 150,000 restricted shares of common stock under the Incentive Plan, which will vest after one year, subject to the consultant’s continued provision of services through such date, unless the Consulting Agreement is earlier terminated due to the consultant’s death or disability, in which case the restricted shares will vest as of the date of such termination. Each Consulting Agreement may be terminated by the applicable consultant for any or no reason upon no less than 30 days’ written notice to the Company or by the Company for cause upon written notice to the applicable consultant.

The foregoing description of the Consulting Agreements does not purport to be complete and is qualified in its entirety by the full text of the Consulting Agreements, copies of which are attached hereto as Exhibits 10.17 and 10.18, respectively, and are incorporated herein by reference.

Lock-up Agreements

At the Closing, the Company and certain holders of Waitr’s securities prior to the Business Combination (“Waitr securityholders”) entered into lock-up agreements (the “Lock-up Agreements”), pursuant to which the shares of common stock issued to Waitr securityholders at the Closing are subject to a lock-up period beginning on the date of the Closing and expiring one year after the date of the Closing or earlier if, subsequent to the Closing, (i) the last sale price of the common stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30 trading day period commencing at least 150 days after the Closing or (ii) the Company consummates a subsequent liquidation, merger, stock exchange or other similar transaction that results in all of the Company’s stockholders having the right to exchange their shares of common stock for cash, securities or other property.

The foregoing description of the Lock-up Agreements does not purport to be complete and is qualified in its entirety by the full text of the Lock-up Agreements, a form of which is attached hereto as Exhibit 10.19 and is incorporated herein by reference.

Indemnification Agreements

In connection with the Closing, the Company expects to enter into indemnification agreements with each of its directors and executive officers. Each indemnification agreement provides for indemnification and advancements by the Company of certain expenses and costs relating to claims, suits or proceedings arising from his service to the Company or, at the Company’s request, service to other entities, as officers or directors to the maximum extent permitted by applicable law.

The foregoing description of the indemnification agreements does not purport to be complete and is qualified in its entirety by the full text of the indemnification agreements, a form of which is attached hereto as Exhibit 10.20 and is incorporated herein by reference.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

The disclosure set forth in the “Introductory Note” above is incorporated into this Item 2.01 by reference. On November 15, 2018, the Business Combination was approved by the stockholders of Landcadia at the special meeting of stockholders (the “Special Meeting”). The Business Combination was completed on November 15, 2018.

The aggregate consideration for the Business Combination was $300,000,000, consisting of (i) approximately $71.7 million in cash and (ii) 22,831,697 shares of common stock valued at $10.00 per share. In addition, an aggregate of 559,507 of the Company’s stock options were issued to holders of options to purchase Waitr shares that were unvested, outstanding and unexercised as of immediately prior to the effective time of the Business Combination.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

The Company makes and incorporates by reference forward-looking statements in this Current Report on Form 8-K. These forward-looking statements relate to expectations for future financial performance, business strategies or expectations for the Company’s business. Specifically, forward-looking statements may include statements relating to:

•	the benefits of the Business Combination;

•	the future financial performance of the post-combination company following the Business Combination;

•	expansion plans and opportunities; and

•	other statements preceded by, followed by or that include the words “may,” “can,” “should,” “will,” “estimate,” “plan,” “project,” “forecast,” “intend,” “expect,” “anticipate,” “believe,” “seek,” “target” or similar expressions.

These forward-looking statements are based on information available as of the date of this Current Report on Form 8-K and the Company’s management’s current expectations, forecasts and assumptions, and involve a number of judgments, risks and uncertainties. Accordingly, forward-looking statements should not be relied upon as representing the Company’s views as of any subsequent date. The Company does not undertake any obligation to update forward-looking statements to reflect events or circumstances after the date they were made, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

As a result of a number of known and unknown risks and uncertainties, the Company’s actual results or performance may be materially different from those expressed or implied by these forward-looking statements. Some factors that could cause actual results to differ include:

•	the risk that the Business Combination disrupts current plans and operations;

•	the ability to recognize the anticipated benefits of the Business Combination, which may be affected by, among other things, competition and the ability of the combined business to grow and manage growth profitably;

•	costs related to the Business Combination;

•	changes in applicable laws or regulations;

•	the possibility that the Company may be adversely affected by other economic, business, and/or competitive factors; and

•	other risks and uncertainties indicated or incorporated by reference in this Current Report on Form 8-K, including those set forth in the “Risk Factors” section in Landcadia’s definitive proxy statement filed with the U.S. Securities and Exchange Commission (the “SEC”) on November 1, 2018 (the “Proxy Statement”) relating to the Special Meeting, which is incorporated herein by reference.

Business

The business of Landcadia prior to the Business Combination is described in the Proxy Statement in the section entitled “Information About the Company,” which is incorporated by reference herein. The business of Waitr prior to the Business Combination is described in in the Proxy Statement in the section entitled “Information About Waitr,” which is incorporated herein by reference.

Risk Factors

The risk factors related to the Company’s business and operations and the Business Combination are set forth in the Proxy Statement in the section entitled “Risk Factors,” which is incorporated herein by reference.

Properties

The properties of the Company are described in the Proxy Statement in the section entitled “Information About Waitr – Facilities,” which is incorporated herein by reference.

Unaudited Pro Forma Condensed Financial Information

The information set forth in Exhibit 99.2 to this Current Report on Form 8-K is incorporated herein by reference.

Management’s Discussion and Analysis of Financial Condition and Operations

The information set forth in Exhibit 99.3 to this Current Report on Form 8-K is incorporated herein by reference.

Quantitative and Qualitative Disclosure about Market Risk

The information set forth in Exhibit 99.3 to this Current Report on Form 8-K is incorporated herein by reference.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth information known to the Company regarding beneficial ownership of common stock as of November 21, 2018 by:

•	each person known by the Company to be the beneficial owner of more than 5% of outstanding common stock;

•	each of the Company’s executive officers and directors; and

•	all executive officers and directors of the Company as a group.

Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security, including options and warrants that are currently exercisable or exercisable within 60 days. Share of common stock issuable upon exercise of options or warrants currently exercisable or exercisable within 60 days are deemed outstanding solely for purposes of calculating the percentage of class and percentage of total voting power of the beneficial owner thereof.

The beneficial ownership of the common stock of the Company is based on 54,585,538 shares of common stock issued and outstanding as of November 21, 2018.

Unless otherwise indicated, the Company believes that each person named in the table below has sole voting and investment power with respect to all shares of common stock beneficially owned by him.

Directors and Officers(1)	Number of Shares Beneficially Owned	Percentage of Outstanding Shares
Christopher Meaux(2)	4,987,044	9.1%
David Pringle	355,020	*
Joseph Stough(3)	854,862	1.6%
Travis Boudreaux	227,024	*
Addison Killebrew	228,340	*
Sonny Mayugba	291,026	*
Karl Meche(4)	26,912	*
Manuel Rivero	651,678	1.2%
Tilman J. Fertitta(5)	4,000,000	7.3%
Scott Fletcher	-	-
Jonathan Green(6)	3,059,569	5.3%
Joseph LeBlanc	126,386	*
Steven L. Scheinthal	150,000	*
William Gray Stream(7)	1,305,556	2.4%
All Executive Officers and Directors as a Group (14 individuals)	16,263,417	28.2
Greater than 5% Stockholders
Fertitta Entertainment, Inc.(5)	4,000,000	7.3%
Jefferies Financial Group Inc.(8)	4,852,842	8.8%
Meaux Enterprises, LLC(2)	4,987,044	9.1%
Luxor Capital Group, LP(6)	6,178,326	10.2%

* Less than 1%.

(1)	This information is based on 54,585,538 shares of common stock outstanding at November 21, 2018. Except as described in the footnotes below and subject to applicable community property laws and similar laws, the Company believes that each person listed above has sole voting and investment power with respect to such shares. Unless otherwise indicated, the business address of each of the entities, directors and executives in this table is 844 Ryan Street, Suite 300, Lake Charles, Louisiana 70601.
(2)	Interests shown include 3,843,708 shares held by Meaux Enterprises, LLC (“Meaux LLC”). Mr. Meaux has voting and dispositive control over the shares held by Meaux LLC. Any shares issued to Mr. Meaux personally in connection with the Merger Agreement are expected to be transferred as soon as practicable following Closing to Meaux LLC, and all holdings by Meaux LLC and Mr. Meaux have been consolidated for purposes of this table.
(3)	Interests shown include 24,768 shares held by Stough Family Trust and 12,383 shares held by Jolie Ann Stough Trust (together, the “Stough Trusts”) for the benefit of Mr. Stough’s children. Mr. Stough disclaims beneficial ownership of the shares held by the Stough Trusts except to the extent of his respective pecuniary interests therein.
(4)	Interests shown consist of options to purchase common stock granted on October 1, 2018. 25% of such options will vest one year from the grant date, with 1/48 vesting on a monthly basis thereafter.
(5)	Interests shown are held directly by FEI. Tilman J. Fertitta owns and controls FEI and has voting and dispositive control over the shares held by FEI.

(6)	The interests held by Luxor Capital Group, LP (“Luxor Capital”) include (i) 150,000 shares of common stock, (ii) 1,028,325 shares of common stock issuable upon exercise of public warrants held by investment funds affiliated with Luxor Capital (the “Luxor Funds”), (iii) 384,615 shares of common stock issuable upon exercise of warrants held by the Luxor Funds, and (iv) 4,615,386 shares of common stock issuable upon conversion of the Notes held by the Luxor Funds. Luxor Capital may be deemed to beneficially own the shares held by each of the Luxor Funds. In addition, Jonathan Green, as a managing member and controlling person of the general partner of one of the Luxor Funds, may be deemed to beneficially own (i) 54,109 shares of common stock held by such fund, (ii) 374,291 shares of common stock issuable upon conversion of public warrants held by such fund, (iii) 202,400 shares of common stock issuable upon conversion of Debt Warrants held by such fund and (iv) 2,428,769 shares of common stock issuable upon conversion of the Notes held by such fund. The Luxor Funds will not have the right to convert Notes to the extent that after giving effect to such conversion, Luxor Capital would beneficially own in excess of 9.99% of the shares of common stock outstanding immediately after giving effect to such conversion. Christian Leone, as a controlling person of Luxor Capital, may be deemed a beneficial owner of all the shares to be owned by Luxor Capital, and Jonathan Green, as a controlling person of the general partner of one of the Luxor Funds, may be deemed the beneficial owner of the shares to be owned by such fund. Mr. Leone and Mr. Green disclaim beneficial ownership except to the extent of their respective pecuniary interests therein. The business address of Luxor, Mr. Leone and Mr. Green is 1114 Avenue of the Americas, 28th Floor, New York, NY 10036.
(7)	Interests shown include (i) 509,324 shares held by Stream Investment Holdings, LLC (“SIH”), (ii) 9,169 shares held by Stream Financial Services, LLC (“SFS”), (iii) 97,794 shares held by Sierra Pelican (“Sierra”) and (iv) 617,049 shares held by Mithras, LLC (“Mithras”). Mr. Stream has voting and dispositive control over the shares held by each of SIH, SFS, Sierra and Mithras, and therefore may be deemed a beneficial owner of the shares held by such entities. Mr. Stream disclaims beneficial ownership of the shares held by such entities except to the extent of his pecuniary interest therein.
(8)	Based solely on a Schedule 13D/A filed on November 19, 2018 by Jefferies Financial Group Inc. (f/k/a Leucadia National Corporation), on behalf of itself and its controlled subsidiaries, the interests shown include (i) 638,561 shares of common stock and (ii) 319,281 shares issuable upon conversion of public warrants.

Directors and Officers

Biographical information with respect to the Company’s directors and executive officers immediately after the Closing is set forth in the Proxy Statement in the section entitled “Management After the Business Combination,” which is incorporated herein by reference.

In connection with and effective upon the consummation of the Business Combination, each of Landcadia’s officers and directors resigned.

The size of the Board was increased to seven members effective upon the Closing. At the Special Meeting, each of Joseph LeBlanc and Steven L. Scheinthal were elected by the Company’s stockholders to serve as Class I directors effective upon the Closing with terms expiring at the Company’s 2019 annual meeting of stockholders; each of Scott Fletcher and William Gray Stream were elected by the Company’s stockholders to serve as Class II directors effective upon the Closing with terms expiring at the Company’s 2020 annual meeting of stockholders; and Christopher Meaux, Tilman J. Fertitta and Jonathan Green were elected by the Company’s stockholders to serve as Class III directors effective upon the Closing with terms expiring at the Company’s 2021 annual meeting of stockholders.

Director Independence

The listing standards of the Nasdaq Stock Market (“Nasdaq”) require that a majority of the Board be independent. An “independent director” is defined generally as a person other than an officer or employee of a company or its subsidiaries or any other individual having a relationship which, in the opinion of the board of directors of such company, would interfere with the director’s exercise of independent judgment in carrying out the responsibilities of a director.

Messrs. Fertitta, Fletcher, LeBlanc and Stream, being a majority of the directors on the Board, have been determined to be independent by the Board pursuant to the rules of Nasdaq.

Committees of the Board of Directors

Following the Closing, the standing committees of the Board consist of an audit committee (the “Audit Committee”), a compensation committee (the “Compensation Committee”), and a corporate governance and nominating committee (the “Corporate Governance and Nominating Committee”). Each of the committees reports to Board.

The composition, duties and responsibilities of these committees are set forth below.

Audit Committee

The Audit Committee is responsible for, among other things, (i) appointing, retaining and evaluating the Company’s independent registered public accounting firm and approving all services to be performed by them; (ii) overseeing the Company’s independent registered public accounting firm’s qualifications, independence and performance; (ii) overseeing the financial reporting process and discussing with management and the Company’s independent registered public accounting firm the interim and annual financial statements that the Company files with the SEC; (iv) reviewing and monitoring the Company’s accounting principles, accounting policies, financial and accounting controls and compliance with legal and regulatory requirements; (v) establishing procedures for the confidential anonymous submission of concerns regarding questionable accounting, internal controls or auditing matters; and (vi) reviewing and approving related person transactions.

Effective upon the Closing, the Board appointed Messrs. Stream, Fletcher and LeBlanc as members of the Audit Committee. All members of the Audit Committee are independent within the meaning of the federal securities laws and the meaning of the Nasdaq Rules. Each member of the Audit Committee meets the requirements for financial literacy under the applicable rules and regulations of the SEC and Nasdaq, and the Board has determined that Mr. Stream is an “audit committee financial expert,” as that term is defined by the applicable rules of the SEC. The Board has approved a written charter under which the Audit Committee operates. A copy of the charter is available on the Company’s website.

Compensation Committee

The Compensation Committee is responsible for, among other things, (i) reviewing key employee compensation goals, policies, plans and programs; (ii) reviewing and approving the compensation of the Company’s directors, chief executive officer and other executive officers; (iii) reviewing and approving employment agreements and other similar arrangements between the Company and the Company’s executive officers; and (iv) administering the Company’s stock plans and other incentive compensation plans.

Effective upon the Closing, the Board appointed Messrs. LeBlanc and Stream as members of the Compensation Committee. The Board has approved a written charter under which the Compensation Committee operates. A copy of the charter is available on the Company’s website.

Corporate Governance and Nominating Committee

The Corporate Governance and Nominating Committee is responsible for, among other things, considering and making recommendations to the Board on matters relating to the selection and qualification of directors of the Company and candidates nominated to serve as directors of the Company, as well as other matters relating to the duties of directors of the Company, the operation of the Board and corporate governance.

Effective upon the Closing, the Board appointed Messrs. Stream and Fletcher as members of the Corporate Governance and Nominating Committee. The Board has approved a written charter under which the Corporate Governance and Nominating Committee operates. A copy of the charter is available on the Company’s website.

Executive Compensation

The information set forth in the sections entitled “Employment Agreements” and “Offer Letters” in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

A description of the compensation of Landcadia’s and Waitr’s executive officers and directors before the consummation of the Business Combination is set forth in the Proxy Statement in the section entitled “Executive Compensation,” which is incorporated herein by reference.

A description of the Company’s executive compensation following the Closing is set forth in the Proxy Statement in the section entitled “Management After the Business Combination – Post-Combination Company Executive Compensation,” which is incorporated herein by reference.

At the Special Meeting, the stockholders of the Company approved the Incentive Plan. The description of the Incentive Plan set forth in the Proxy Statement section entitled “The Incentive Plan Proposal” is incorporated herein by reference. A copy of the full text of the Incentive Plan is filed as Exhibit 10.21 to this Current Report on Form 8-K and is incorporated herein by reference. Following the consummation of the Business Combination, the Company expects that the Board or the Compensation Committee will make grants of awards under the Incentive Plan to eligible participants.

Certain Relationships and Related Transactions

The description of certain relationships and related transactions is included in the Proxy Statement in the section entitled “Certain Relationships and Related Party Transactions,” which is incorporated herein by reference.

The information set forth in the sections entitled “Registration Rights Agreement,” “Consulting Agreements” and “Indemnification Agreements” in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Legal Proceedings

The description of legal proceedings is included in the Proxy Statement in the section entitled “Information about Waitr – Legal Proceedings,” which is incorporated herein by reference.

Market Price and Dividends on the Registrant’s Common Equity and Related Stockholder Matters

In connection with the Closing, the shares of common stock and warrants began trading on Nasdaq under the symbols “WTRH” and “WTRHW,” respectively. Landcadia’s units automatically separated into their component securities upon consummation of the Business Combination and, as a result, no longer trade as a separate security and were delisted from Nasdaq. As of the Closing Date there were approximately 486 holders of record of common stock.

The Company has not paid any cash dividends on its common stock to date. It is the present intention of the Company to retain any earnings for use in its business operations and, accordingly, the Company does not anticipate the Board declaring any dividends in the foreseeable future.

Recent Sales of Unregistered Securities

Information about unregistered sales of the Company’s equity securities is set forth under Item 3.02 of this Current Report on Form 8-K, which is incorporated herein by reference.

Description of Securities

A description of the common stock, preferred stock and warrants is included in the Proxy Statement in the section entitled “Description of Securities,” which is incorporated herein by reference.

Indemnification of Directors and Officers

The Third Amended and Restated Charter (as defined below) provides that the Company’s officers and directors will be indemnified by the Company to the fullest extent authorized by Delaware law, as it now exists or may in the future be amended. In addition, the Third Amended and Restated Charter provides that the Company’s directors will not be personally liable for monetary damages to the Company for breaches of their fiduciary duty as directors, unless they violated their duty of loyalty to the Company or its stockholders, acted in bad faith, knowingly or intentionally violated the law, authorized unlawful payments of dividends, unlawful stock purchases or unlawful redemptions, or derived an improper personal benefit from their actions as directors. The Company intends to enter into agreements with its officers and directors to provide contractual indemnification in addition to the indemnification provided for in the Third Amended and Restated Charter. The Amended and Restated Bylaws (as defined below) also permit the Company to secure insurance on behalf of any officer, director or employee for any liability arising out of his or her actions, regardless of whether Delaware law would permit such indemnification. The Company may purchase a policy of directors’ and officers’ liability insurance that insures its officers and directors against the cost of defense, settlement or payment of a judgment in some circumstances and insures the Company against its obligations to indemnify its officers and directors.

The information set forth in the section entitled “Indemnification Agreements” in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Financial Statements, Supplementary Data and Exhibits

The information set forth under Item 9.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure set forth above under Item 1.01 regarding the Credit Agreement, the Notes Credit Agreement and the Notes is incorporated herein by reference.

Item 3.02.	Unregistered Sales of Equity Securities.

The disclosure set forth above in Item 1.01 of this Current Report on Form 8-K with respect to the issuance of the Notes, Debt Warrants, shares of common stock underlying the Notes and Debt Warrants and shares of common stock issuable in exchange for the private placement warrants is incorporated herein by reference. The Notes and Debt Warrants (including the shares of common stock underlying the Notes and Debt Warrants) and the shares of common equity issuable upon the exchange of the private placement warrants will not be registered under the Securities Act of 1933, as amended (the “Securities Act”), in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act and/or Regulation D promulgated thereunder.

Item 3.03.	Material Modification to Rights of Security Holders.

On November 15, 2018, in connection with the consummation of the Business Combination, the Company amended and restated its second amended and restated certificate of incorporation (as so amended and restated, the “Third Amended and Restated Charter”) and its amended and restated bylaws (as so amended and restated, the “Second Amended and Restated Bylaws”).

Copies of the Third Amended and Restated Charter and the Second Amended and Restated Bylaws are included as Exhibits 3.1 and 3.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 4.01.	Change in the Registrant’s Certifying Accountant.

(a)         Dismissal of independent registered public accounting firm

Effective upon the Closing, the Audit Committee of the Board approved the dismissal of Marcum LLP (“Marcum”) as the Company’s independent registered public accounting firm. The reports of Marcum on the Company’s financial statements as of and for the two most recent fiscal years (ended December 31, 2017 and December 31, 2016) did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainties, audit scope or accounting principles.

During the Company’s two most recent fiscal years (ended December 31, 2017 and December 31, 2016) and the subsequent interim period through November 15, 2018, there were no disagreements between the Company and Marcum on any matter of accounting principles or practices, financial disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Marcum, would have caused it to make reference to the subject matter of the disagreements in its reports on the Company’s financial statements for such years.

During the Company’s two most recent fiscal years (ended December 31, 2017 and December 31, 2016) and the subsequent interim period through November 15, 2018, there were no “reportable events” (as defined in Item 304(a)(1)(v) of Regulation S-K under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)).

The Company provided Marcum with a copy of the foregoing disclosures and has requested that Marcum furnish the Company with a letter addressed to the SEC stating whether it agrees with the statements made by the Company set forth above. A copy of Marcum’s letter, dated November 21, 2018, is filed as Exhibit 16.1 to this Current Report on Form 8-K.

Item 5.01	Changes in Control of Registrant.

The information set forth above in the “Introductory Note” and Item 2.01 is incorporated herein by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information set forth above in the sections titled “Employment Agreement with Christopher Meaux,” “Directors and Executive Officers,” “Director Independence,” “Committees of the Board of Directors” and “Executive Compensation” in Item 2.01 are incorporated herein by reference.

In addition, the Incentive Plan became effective upon the Closing. The material terms of the Incentive Plan are described in the Proxy Statement in the section entitled “The Incentive Plan Proposal,” which is incorporated herein by reference.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The disclosure set forth in Item 3.03 of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.06.	Change in Shell Company Status.

As a result of the Business Combination, which fulfilled the definition of an “initial business combination” as required by Landcadia’s organizational documents, the Company ceased to be a shell company upon the Closing. The material terms of the Business Combination are described in the section entitled “The Business Combination Proposal” of the Proxy Statement, and are incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired.

The consolidated financial statements of Waitr as of December 31, 2017 and 2016 and for the years ended December 31, 2017, 2016 and 2015 and the related notes and report of independent registered public accounting firm thereto are included in the Proxy Statement and incorporated herein by reference.

The consolidated financial statements of Waitr for the nine months ended September 30, 2018 are attached hereto as Exhibit 99.1 and incorporated herein by reference.

(b) Pro Forma Financial Information.

Certain pro forma financial information of the Company is attached hereto as Exhibit 99.2 and incorporated herein by reference.

(d) Exhibits

Exhibit No.	Description
2.1	Agreement and Plan of Merger, dated as of May 16, 2018, by and between the Company, Landcadia Merger Sub Inc. and Waitr Incorporated. (incorporated by reference to Exhibit 2.1 of the Current Report on Form 8-K (File No. 001-37788) filed by the Company on May 17, 2018).
3.1	Third Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 of the Form 8-A/A (File No. 001-37788) filed by the Company on November 19, 2018).
3.2	Amended and Restated Bylaws (incorporated by reference to Exhibit 3.2 of the Form 8-A/A (File No. 001-37788) filed by the Company on November 19, 2018).
4.1	Specimen Common Stock Certificate (incorporated by reference to Exhibit 4.1 of the Form 8-A/A (File No. 001-37788) filed by the Company on November 19, 2018).
4.2	Specimen Warrant Certificate (incorporated by reference to Exhibit 4.2 of the Form 8-A/A (File No. 001-37788) filed by the Company on November 19, 2018).
4.3	Warrant Agreement, dated May 25, 2016, between the Company and Continental Stock Transfer &Trust Company, as warrant agent (incorporated by reference to Exhibit 4.4 of the Current Report on Form 8-K (File No. 001-37788) filed by the Company on June 1, 2016).
4.4	Form of Warrant (incorporated by reference to Exhibit 4.3 of the Form 8-A/A (File No. 001-37788) filed by the Company on November 19, 2018).
10.1	Convertible Promissory Note, dated August 21, 2018, issued to Fertitta Entertainment, Inc. (incorporated by reference to Exhibit 10.1 of the Current Report on Form 8-K (File No. 001-37788) filed by the Company on August 23, 2018).
10.2	Commitment Letter, dated as of October 2, 2018, by and among the Company, Landcadia Merger Sub, Inc. and Luxor Capital Group, LP. (incorporated by reference to Exhibit 10.1 of the Current Report on Form 8-K (File No. 001-37788) filed by the Company on October 3, 2018).

10.3	Credit and Guaranty Agreement, dated as of November 15, 2018, by and among Waitr Inc., as Borrower, Waitr Intermediate Holdings, LLC, certain subsidiaries of Waitr Inc., as Guarantors, various lenders and Luxor Capital Group, LP, as Administrative Agent, Collateral Agent and Lead Arranger.
10.4	Pledge and Security Agreement, dated as of November 15, 2018, by and among Waitr Inc., Waitr Intermediate Holdings, LLC and certain subsidiaries of Waitr Inc., as Grantors, and Luxor Capital Group, LP, as Collateral Agent.
10.5	Credit Agreement, dated November 15, 2018, by and among the Company, as Borrower, various lenders and Luxor Capital Group, LP, as Administrative Agent and Lead Arranger.
10.6	Form of Convertible Promissory Note.
10.7	Form of Amended and Restated Registration Rights Agreement by and among the Company and the investors listed on the signature pages thereto (incorporated by reference to Exhibit 10.1 of the Form 8-A/A (File No. 001-37788) filed by the Company on November 19, 2018).
10.8	Registration Rights Agreement, dated November 15, 2018, by and among the Company and the parties listed on the signature pages thereto (incorporated by reference to Exhibit 10.2 of the Form 8-A/A (File No. 001-37788) filed by the Company on November 19, 2018).
10.9	Letter Agreement, dated November 15, 2018, by and among the Company, Luxor Capital Group, LP, Luxor Capital Partners, LP, Luxor Capital Partners Offshore Master Fund, LP, Luxor Wavefront, LP and Lugard Road Capital Master Fund, LP.
10.10	Employment Agreement, dated November 15, 2018, by and between the Company and Christopher Meaux.
10.11	Offer Letter, dated November 15, 2018, by and between the Company and Travis Boudreaux.
10.12	Offer Letter, dated November 15, 2018, by and between the Company and Manuel Rivero.
10.13	Offer Letter, dated November 15, 2018, by and between the Company and David Pringle.
10.14	Offer Letter, dated November 15, 2018, by and between the Company and Joseph Stough.
10.15	Offer Letter, dated November 15, 2018, by and between the Company and Sonny Mayugba.
10.16	Offer Letter, dated November 15, 2018, by and between the Company and Addison Killebrew.
10.17	Consulting Agreement, dated November 15, 2018, by and between the Company and Steven L. Scheinthal.
10.18	Consulting Agreement, dated November 15, 2018, by and between the Company and Richard H. Liem.
10.19	Form of Lockup Agreement.
10.20	Form of Indemnification Agreement.
10.21	Waitr Holdings Inc. 2018 Omnibus Incentive Plan.
10.22	Letter Agreement, dated May 25, 2016, by and among the Company, Tilman J. Fertitta, Richard Handler, Richard H. Liem, Steven L. Scheinthal, Nicholas Daraviras, Jefferies Financial Group Inc. (f/k/a Leucadia National Corporation) and Fertitta Entertainment, Inc. (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K (File No. 001-37788) filed by the Company on June 1, 2016).
10.23	Letter Agreement, dated May 25, 2016, by and among the Company and Mark Kelly (incorporated by reference to Exhibit 10.2 to the Current Report on Form 8-K (File No. 001-37788) filed by the Company on June 1, 2016).
10.24	Letter Agreement, dated August 23, 2016, by and between the Company and G. Michael Stevens (incorporated by reference to Exhibit 10.2 to the Current Report on Form 8-K (File No. 001-37788) filed by the Company on August 23, 2016).
10.25	Letter Agreement, dated May 8, 2017, by and between the Company and Michael S. Chadwick (incorporated by reference to Exhibit 10.2 to Current Report on Form 8-K (File No. 001-37788) filed by the Company on May 10, 2017).
10.26	Amendment to Letter Agreement, dated as of May 31, 2018, by and among the Company, Jefferies Financial Group Inc., Fertitta Entertainment, Inc., Tilman J. Fertitta, Richard Handler, Richard H. Liem, Steven L. Scheinthal and Nicholas Daraviras (incorporated by reference to Exhibit 10.3 to Current Report on Form 8-K (File No. 001-37788) filed by the Company on June 1, 2018).
10.27	Amendment to Letter Agreement, dated as of May 31, 2018, by and between the Company and Mark Kelly (incorporated by reference to Exhibit 10.4 to Current Report on Form 8-K (File No. 001-37788) filed by the Company on June 1, 2018).
10.28	Amendment to Letter Agreement, dated as of June 11, 2018, by and between the Company and G. Michael Stevens (incorporated by reference to Exhibit 10.5 to Quarterly Report on Form 10-Q (File No. 001-37788) filed by the Company on August 9, 2018).
10.29	Amendment to Letter Agreement, dated as of June 11, 2018, by and between the Company and Michael S. Chadwick (incorporated by reference to Exhibit 10.6 to Quarterly Report on Form 10-Q (File No. 001-37788) filed by the Company on August 9, 2018).
16.1	Letter from Marcum LLP to the SEC, dated November 21, 2018.
21.1	Subsidiaries of the Registrant.
99.1	Financial Statements of Waitr for the nine months ended September 30, 2018 and 2017.
99.2	Unaudited Pro Forma Condensed Financial Information of Landcadia at September 30, 2018 and December 31, 2017 and for the nine months ended September 30, 2018.
99.3	Management’s Discussion and Analysis of Financial Condition and Operations.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WAITR HOLDINGS INC.

	By:	/s/ David Pringle
Name: David Pringle
Title: Chief Financial Officer and Secretary

Dated: November 21, 2018